Exhibit 10.1

TWENTIETH AMENDMENT TO LOAN DOCUMENTS

THIS TWENTIETH AMENDMENT TO LOAN DOCUMENTS (this “Amendment”) dated as of September 11, 2019 (the “Effective Date”), by and between: BUILD-A-BEAR WORKSHOP, INC., a Delaware corporation, BUILD-A-BEAR WORKSHOP FRANCHISE HOLDINGS, INC., a Delaware corporation (“BABWF”), BUILD-A-BEAR ENTERTAINMENT, LLC, a Missouri limited liability company (“BABE”), BUILD-A-BEAR RETAIL MANAGEMENT, INC., a Delaware corporation (“BABRM”), and BUILD-A-BEAR CARD SERVICES, LLC, a Virginia limited liability company (“BABCS”), jointly and severally (individually and collectively, “Borrower”); and U.S. BANK NATIONAL ASSOCIATION, a national banking association (“Lender”), has reference to the following facts and circumstances (the “Recitals”):

A.     Borrower and Lender have executed a Fourth Amended and Restated Loan Agreement dated effective as of August 11, 2008 (as amended as set forth below, the “Loan Agreement”; all capitalized terms not otherwise defined herein shall have the same meanings as ascribed to them in the Agreement), pursuant to which Borrower have executed a Fourth Amended and Restated Revolving Credit Note dated as of August 11, 2008, jointly and severally payable by Borrower to Lender in the original principal amount of $50,000,000 and thereafter reduced to $35,000,000.00 (as amended as set forth below, the “Note”), both of which have been amended by a Seventh Amendment to Loan Documents dated effective as of October 28, 2009, an Eighth Amendment to Loan Documents dated effective as of December 31, 2010, a Ninth Amendment to Loan Documents dated effective as of December 30, 2011, a Tenth Amendment to Loan Documents dated effective as of June 30, 2012, an Eleventh Amendment to Loan Documents dated effective as of December 31, 2012, a Twelfth Amendment to Loan Documents dated effective as of February 13, 2013, a Thirteenth Amendment to Loan Documents dated effective as of April 30, 2013, a Fourteenth Amendment to Loan Documents dated effective as of January 22, 2014, a Fifteenth Amendment to Loan Documents dated effective as of December 31, 2014, a Joinder and Sixteenth Amendment to Loan Documents dated effective as of April 25, 2016, a Seventeenth Amendment to Loan Documents dated effective as of May 4, 2017, an Eighteenth Amendment to Loan Documents dated effective as of December 14, 2018, and a Nineteenth Amendment to Loan Documents dated effective as of April 16, 2019; and

B.     The Loan Agreement and the Note are described in and secured by certain security documents including, but not limited to (i) a Security Agreement dated as of August 11, 2008, executed by BABWF, BABWF, BABE and BABRM in favor of Lender, and covering the property as more particularly described therein; (ii) an Open-End Mortgage, Assignment of Rents and Leases, Security Agreement, and Fixture Filing dated as of August 11, 2008, executed by BABRM in favor of Lender, recorded with the Franklin County, Ohio Recorder on August 13, 2008 as Document No. 200808130123240, and covering the property as more particularly described therein; (iii) an Intellectual Property Pledge Agreement dated as of August 11, 2019, executed by BABWF in favor of Lender, and covering the property as more particularly described; (iv) an Intellectual Property Pledge Agreement dated as of August 11, 2019, executed by BABRM in favor of Lender, and covering the property as more particularly described therein; (v) a Pledge Agreement dated as of December 17, 2008, executed by BABWF in favor of Lender, and covering certain securities in Build-A-Bear Workshop Canada, Ltd., (vi) a Pledge Agreement dated as of December 17, 2008, executed by BABWF in favor of Lender, and covering certain securities in Build-A-Bear Workshop Canada, Ltd.; (vi) a Pledge Agreement dated as of December 17, 2008, executed by BABWF in favor of Lender, and covering certain securities in Build-A-Bear Workshop Canada, Ltd.; (vii) a Charge Over Shares dated as of December 31, 2008, executed by BABWF in favor of Lender, and covering certain securities in Build-A-Bear Workshop UK Holdings Limited; and (viii) a Charge Over Shares dated as of December 31, 2008, executed by BABWF in favor of Lender, and covering certain securities in Build-A-Bear Workshop Ireland Limited (collectively, as amended, the “Security Documents”).

C.     Borrower desires to amend the terms of the Loan Agreement and the Note in the manner set forth herein; and Lender is willing to agree to said amendments on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the premises, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Borrower and Lender hereby agree as follows:

1.     Recitals. The Recitals are true and correct, and, with the defined terms set forth herein, are incorporated by this reference.

2.     Amendments to Loan Agreement. As of the Effective Date of this Amendment, the Loan Agreement is hereby amended as follows:

(a)     Section 2.1.1 of the Loan Agreement is hereby deleted in its entirety and the following substituted in lieu thereof:

“2.1.1 Total Facility. Lender will make available to Borrower a line of credit of up to $20,000,000.00, minus the aggregate amount of Letter of Credit Obligations at such time (“Total Facility”), subject to the terms and conditions and made upon the representations and warranties of Borrower set forth in this Agreement. Amounts outstanding under the line of credit from time to time will be referred to as the “Revolving Credit Loan.” The Revolving Credit Loan will be represented by the Fourth Amended and Restated Revolving Credit Note of Borrower dated as of August 11, 2008 and all amendments, extensions and renewals thereto and restatements and replacements thereof (the “Revolving Credit Note”). The Revolving Credit Loan will bear interest and will be payable in the manner set forth in the Revolving Credit Note, the terms of which are incorporated herein by reference.”

(b)     Section 2.1.4 of the Loan Agreement is hereby deleted in its entirety and the following substituted in lieu thereof:

“2.1.4 Commitment Fee. Borrower will pay to Lender a commitment fee computed at the rate of 0.25% per annum, on the average daily difference between: (i) the outstanding amount of the Revolving Credit Note plus the outstanding amount of any Letters of Credit, and (ii) the Total Facility, such Commitment Fee to be payable quarterly in arrears on the last day of each June, September, December and March and upon the Maturity Date of the Revolving Credit Note and/or the date this Agreement is terminated.”

(c)     Section 5.2 of the Loan Agreement is hereby deleted in its entirety and the following substituted in lieu thereof:

“5.2. Financial Reporting.

5.2.1 Weekly Cash Flow Forecast. Commencing September 17, 2019 and continuing each Tuesday thereafter, furnish Lender with a detailed 13-week cash flow forecast which shall identify Borrower’s Consolidated North American Cash Balance as of the end of the preceding week and identify all forecasted sources, uses and balances of cash for the following 13-week period.

5.2.2 Monthly Statements. Furnish Lender (a) within 20 days after the end of each month preliminary internally prepared financial statements of Borrower with respect to such month, and (b) within 30 days after the end of each month final internally prepared financial statements of Borrower with respect to such month, which financial statements will (a) be in reasonable detail and in form reasonably satisfactory to Lender, (b) include a balance sheet as of the end of such month and monthly and year-to-date income statements, (c) include prior year comparisons, and (d) be on a consolidating and consolidated basis for Borrower and its Subsidiaries and for any entity in which Borrower’s financial information is consolidated in accordance with generally accepted accounting principles.

5.2.3 Quarterly Compliance Certificate. Furnish Lender (a) within 20 days after the end of each fiscal quarter, a preliminary, and (b) within 30 days after the end of each fiscal quarter, a final, Compliance Certificate in form and substance acceptable to Lender.”

(d)     Section 6.4 of the Loan Agreement is hereby deleted and the following substituted in lieu thereof:

“6.4 Minimum EBITDA. Permit EBITDA to be less than $4,000,000 for the year-to-date 9-month period ending November 2, 2019.”

(e)     Section 6.5 of the Loan Agreement is hereby deleted and the following substituted in lieu thereof:

“6.5 Funded Debt Ratio. Commencing with the fiscal quarter ending February 1, 2020 and continuing for each quarter-end thereafter, permit the ratio of: (i) Funded Debt to (ii) EBITDA calculated on a rolling historical 12-month basis, all for Borrower on a consolidated basis to be greater than 1.50:1 as of the end of each fiscal quarter.”

(f)     Section 6.6 of the Loan Agreement is hereby deleted and the following substituted in lieu thereof:

“6.6 Fixed Charge Coverage Ratio. Permit the ratio of (A) the sum of (i) EBITDA, plus operating lease payments, minus the sum of (ii) cash actually expended for taxes and dividends, plus maintenance capital expenditures equal to $8,000,000, to (B) the sum of scheduled principal payments on Indebtedness including capitalized lease payments, plus cash actually expended for interest and operating lease payments, all for Borrower on a consolidated basis (the “FCC Ratio”), (A) as of the fiscal-quarter ending February 1, 2020 on a trailing 12-month basis, to be less than 1.10 to 1.00, and (ii) as of each fiscal quarter-end thereafter on a trailing 12-month basis, to be less than 1.20 to 1.00.

(g)     Section 6.15 of the Loan Agreement is hereby deleted and the following substituted in lieu thereof:

“6.15 Minimum Liquidity. Fail to maintain Liquidity of at least $5,000,000 at all times. As used herein, the term “Liquidity” means Borrower’s Consolidated North American Cash Balance, plus the maximum amount available to be drawn under the Revolving Credit Loan without violating Section 6.5 (Funded Debt Ratio), if applicable.”

(h)     The following new Section 6.16 is hereby added to the Loan Agreement:

“6.16 Maintain aggregate cash or Cash Equivalents either (A) outside North America, or (B) on-hand in stores within North America in excess of $5,000,000.00.”

(i)     Section 13 of the Loan Agreement is hereby amended to add the following definitions in alphabetical order:

““Consolidated North American Cash Balance” means, at any time, the aggregate amount of cash or Cash Equivalents held or owned by Borrower within North America (excluding cash on-hand in stores, but including cash in-transit).

“Letter of Credit Obligations” shall mean, as at the time of any determination thereof, the sum of (a) the aggregate undrawn face amount of all Letters of Credit outstanding at such time plus (b) the Letter of Credit Reimbursement Obligations at such time.

“Letter of Credit Reimbursement Obligations” shall mean, at any time, the aggregate amount then owed by the Borrower to the Lender for or in respect of all payments or disbursements made by the Lender under or in respect of draws made under one or more of the Letters of Credit.

“Unadjusted EBITDA” means, EBITDA not adjusted for non-cash charges or extraordinary items of any kind.”

3.     Amendments to Note. As of the Effective Date of this Amendment, the Note is hereby amended as follows:

(a)     The reference to the maximum principal sum of “THIRTY FIVE MILLION DOLLARS ($35,000,000.00)” in the first paragraph of the Note is hereby deleted and replaced with “TWENTY MILLION DOLLARS ($20,000,000.00);” the reference to “$35,000,000.00” at the top the first page of the Note is hereby deleted and replace with “$20,000,000.00;” and any and any other references in the Note of similar import are hereby amended from “$35,000,000.00” to “$20,000,000.00.”

(b)     Section 1 of the Note is hereby deleted in its entirety and the following substituted in lieu thereof:

“1. Rates of Interest. Interest on each advance hereunder shall accrue at an annual rate equal to 3.25% plus the one-month LIBOR rate quoted by Lender from Reuters Screen LIBOR01 Page or any successor thereto, which shall be that one-month LIBOR rate in effect and reset each New York Banking Day, adjusted for any reserve requirement and any subsequent costs arising from a change in government regulation, such rate rounded up to the nearest one-sixteenth of one percent (a “LIBOR Rate Loan”). The term “New York Banking Day” means any day (other than a Saturday or Sunday) on which commercial banks are open for business in New York, New York. Lender’s internal records of applicable interest rates shall be determinative in the absence of manifest error.”

(c)     The following new Section 3.3 is hereby added to the Note:

“3.3     If, at the end of any business day on which there is any amount outstanding under the Note, the Borrower’s Consolidated North American Cash Balance, after giving effect to Borrowers’ projected use and receipt of cash within three (3) business days thereof, exceeds $5,000,000.00, Borrower shall report the amount of such Consolidated North American Cash Balance to Lender and shall repay to Lender the lesser of (i) the amount outstanding under the Note, and (ii) the amount of Borrower’s Consolidated North American Cash Balance in excess of $5,000,000.

(d)     Section 5.1 of the Note is hereby deleted in its entirety and the following substituted in lieu thereof:

“5.1     Borrower may borrow, repay and re-borrow under this Note subject to the terms, conditions, and limits set forth herein and in the Loan Agreement. Lender is authorized to record in its books and records the date and amount of each advance and payment hereunder, and other information related thereto, which books and records will constitute prima facie evidence of the accuracy of the information so recorded; provided, however, that failure of Lender to record, or any error in recording, any such information will not relieve Borrower of any of its obligations under this Note or any of the other Loan Documents. Notwithstanding the foregoing, (a) Borrower may not request, and Lender will not make, any advance under this Note which would cause the outstanding principal balance under this Note to exceed $10,000,000.00 unless at the time of and immediately after giving effect to such advance (i) the ratio of Funded Debt to Unadjusted EBITDA as of the most recent month-end on a trailing 12-month basis is less than 1.50:1, and (ii) Borrowers’ FCC Ratio (calculated using Unadjusted EBITDA) as of the most recent month-end on a trailing 12-month basis is greater than 1.20:1; (b) Borrower may not request, and Lender will not make, any advance under this Note which would result in Borrower’s Consolidated North American Cash Balance, after giving effect to the advance and the use of the proceeds therefrom within three (3) business days thereof, exceeding $5,000,000.00; and (c) at no time, may Borrower request, or will Lender make, any advance under this Note which would cause the outstanding principal balance under this Note to exceed the Total Facility.”

(e)     Section 5.2 of the Note is hereby deleted in its entirety and the following substituted in lieu thereof:

“5.2     Any request By Borrower for a LIBOR Rate Loan must be (a) received by Lender not later than 11:00 a.m. (St. Louis time) on a day that is at least two (2) New York Banking Days prior to the proposed borrowing date (which must be a Business Day), and (b) accompanied by a certificate (i) stating that no Event of Default has occurred and is continuing as of the date thereof, (i) setting forth the ratio of Funded Debt to Unadjusted EBITDA as of the most recent month-end on a trailing 12-month basis, (iii) setting forth the Borrower’s FCC Ratio, calculated using Unadjusted EBITDA, as of the most recent month-end on a trailing 12-month basis, and (iii) setting forth the Borrower’s Consolidated North American Cash Balance, after giving effect to the draw and the use of the proceeds therefrom within three (3) business days thereof.”

4.     Letter of Credit Modifications. Notwithstanding anything contained in any of the Loan Documents to the contrary, (a) from and after the Effective Date of this Agreement, Lender shall have no obligation to issue any additional Letters of Credit for or on account of Borrower, and (b) commencing October 1, 2019, Borrower shall pay Lender a fee of 3.25% per annum on the aggregate undrawn face amount of any existing Letters of Credit, to be paid quarterly in advance.

5.     Updated Intellectual Property Schedules. By no later than the Effective Date of this Amendment, Borrower shall furnish Lender with updated schedules to the Intellectual Property Security Agreements that are among the Security Documents (the “Updated IP Schedules”). The Updated IP Schedules shall identify any and all trademarks, patents, copyrights, trade secrets or licenses in which Borrower maintains an interest that are not currently described on the schedules to the Intellectual Property Security Agreements. Lender is hereby authorized to modify and supplement each of the Intellectual Property Security Agreements by attaching the Updated IP Schedules as Exhibit B thereto (as described in Sections 8.6 of the Intellectual Property Security Agreements) and the provisions of the Intellectual Property Security Agreements shall automatically apply to the intellectual property descried in the Updated IP Schedules.

6.     Deposit Account Control Agreements. By no later than December 15, 2019, Borrower shall furnish Lender with Deposit Account Control Agreements, in form and substance acceptable to Lender and duly executed by an authorized representative of the depository bank, for deposit accounts identified on Exhibit A hereto holding at least 80% of the aggregate balance of such accounts. All references to the term “Loan Documents” in the Agreement, the Note and/or the Security Documents, shall hereafter be deemed to include such Deposit Account Control Agreements.

7.     Engagement of Financial Consultant. Within forty-five (45) days of Bank’s written request following the occurrence of any default by Borrower under the Agreement, the Note or the Security Documents, as amended hereby, Borrower will engage the services of an independent financial consultant acceptable to Bank, at Borrower’s expense, in accordance with the terms of a written engagement agreement that includes a scope of services and other terms acceptable to Bank and that authorizes the consultant to provide verbal and written reports to Bank from time to time, as requested by Bank.

8.     Amendment Fee. in order to induce Lender to enter into this Agreement, Borrower shall pay to Lender an amendment fee in the amount of $75,000.00 (the “Amendment Fee”), which Forbearance Fee shall be fully earned and paid to Lender on or before the Effective Date.

9.     Continuing Security. The Agreement and the Note, as hereby amended is, shall continue to be, secured by the Security Documents, and any reference to the Agreement and the Note in the Security Documents shall hereafter be deemed to include the Agreement as hereby amended.

10.     Binding Obligations. The Agreement, the Note and the Security Documents, are, and shall remain, the binding obligations of Borrower and/or other third parties, and all of the provisions, terms, stipulations, conditions, covenants and powers contained therein shall stand and remain in full force and effect, except only as the same are herein and hereby expressly and specifically varied or amended, and the same are hereby ratified and confirmed, and Lender reserves unto itself all rights and privileges granted thereunder.

11.     Reaffirmation; Authority. Borrower hereby reaffirms all representations, warranties, covenants and agreements recited in the Agreement, the Note, and the Security Documents as of the date hereof, and the same are hereby adopted as representations, warranties, covenants and agreements of Borrower herein. Borrower further represents and warrants that it is not in default under any of its obligations under the Agreement, the Note, and the Security Documents, and that it has full power and authority to execute and deliver this Amendment, and that the execution and delivery hereof has been duly authorized, and that all necessary and proper acts have been performed or taken.

12.     Release. Borrower hereby releases Lender and its successors, assigns, directors, officers, agents, employees, representatives and attorneys from any and all claims, demands, causes of action, liabilities or damages, whether now existing or hereafter arising or contingent or noncontingent, or actions in law or equity of any type or matter, relating to or in connection with any statements, agreements, action or inaction on the part of Lender occurring at any time prior to the execution of this Amendment, with respect to Borrower, the Agreement, the Note, the Security Documents and any related Loan Documents.

13.     Further Assurances. Following the Effective Date of this Amendment, Borrower agrees to execute and deliver to Lender at any time and from time to time any and all further conveyances, assignments, confirmations, satisfactions, releases, instruments of further assurance, approvals, consents and any and all such further instruments and documents as may be reasonably necessary, appropriate, expedient or proper in the opinion of Lender or its counsel in order to effectuate, complete, perfect or protect the transactions described herein or in the Agreement, the Note, the Security Documents or any other documents executed in connection therewith or contemplated thereby.

14.     Expenses. Borrower agrees to pay all reasonable expenses incurred by Lender in connection with this Amendment, including, but not limited to, Lender’s legal and recording fees. Said sums are payable on demand and are secured by the Security Documents.

15.     Applicable Law. This Amendment shall be governed by and construed in accordance with the substantive laws of the State of Ohio (without reference to conflict of law principles) but giving effect to federal laws applicable to national banks.

16.     Counterparts; Electronic Images. This Amendment may be executed in any number of counterparts (including telecopy counterparts), each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Borrower hereby acknowledges the receipt of a copy of this Amendment and all other Loan Documents. Lender may, on behalf of Borrower, create a microfilm or optical disk or other electronic image of this Amendment and any or all of the Loan Documents. Lender may store the electronic images of this Amendment and any other loan document in its electronic form and then destroy the paper original as part of Lender’s normal business practices, with the electronic image deemed to be an original.

17.       Closing Conditions. Notwithstanding any provision contained in this Amendment to the contrary, this Amendment shall not be effective unless and until Lender shall have received the following, all in form acceptable to Lender:

(a)	this Amendment, duly executed by Borrower;

(b)	Borrowing Resolutions of the Board of Directors of each of the Borrowers, duly executed by the Secretary of Borrower;

(c)	the Updated IP Schedules described in Section 5 of this Amendment;

(d)	the Amendment Fee described in Section 8 of this Amendment; and

(e)	such other documents and information as required by Lender.

Borrower and Lender have executed this Amendment as of the Effective Date.

[SIGNATURES ON FOLLOWING PAGE]

SIGNATURE PAGE-

TWENTIETH AMENDMENT TO LOAN DOCUMENTS dated September 11, 2019

Borrowers: BUILD-A-BEAR WORKSHOP, INC.

By:	/s/ Vojin Todorovic
Name:	Vojin Todorovic
Title:	Chief Financial Officer

BUILD-A-BEAR WORKSHOP FRANCHISE HOLDINGS, INC.

By:	/s/ Vojin Todorovic
Name:	Vojin Todorovic
Title:	Chief Financial Officer

BUILD-A-BEAR RETAIL MANAGEMENT, INC.

By:	/s/ Vojin Todorovic
Name:	Vojin Todorovic
Title:	Chief Financial Officer

BUILD-A-BEAR ENTERTAINMENT, LLC

By:	Build-A-Bear Retail Management, Inc., It’s Sole Member

	By:	/s/ Vojin Todorovic
	Name:	Vojin Todorovic
	Title:	Chief Financial Officer

BUILD-A-BEAR CARD SERVICES, LLC

By:	Build-A-Bear Workshop, Inc., It’s Sole Member

	By:	/s/ Vojin Todorovic
	Name:	Vojin Todorovic
	Title:	Chief Financial Officer

Lender:

U.S. BANK NATIONAL ASSOCIATION

By:	/s/ Roger Gross
Name:	Roger Gross
Title:	Senior Vice President